As filed with the Securities and Exchange Commission on June 29, 1999
                                                 Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                 MICROAGE, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                                               86-0321346
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


               2400 South Microage Way, Tempe, Arizona 85252-1896
               (Address of Principal Executive Offices)(Zip Code)


               MICROAGE, INC. 1995 ASSOCIATE STOCK PURCHASE PLAN,
                                   AS AMENDED
                            (Full Title of the Plan)


    James H. Domaz                                   Copy To:
    Vice President and Corporate Counsel             Matthew P. Feeney
    Microage, Inc.                                   Snell & Wilmer L.L.P.
    2400 South Microage Way                          One Arizona Center
    Tempe, Arizona 85282-1896                        Phoenix, Arizona 85004-0001
                     (Name and address of agent for service)

                                 (602) 366-2000
          (Telephone number, including area code, of agent for service)


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
                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          PROPOSED       PROPOSED
 TITLE OF                                 MAXIMUM        MAXIMUM
SECURITIES                    AMOUNT      OFFERING      AGGREGATE     AMOUNT OF
  TO BE                       TO BE        PRICE         OFFERING   REGISTRATION
REGISTERED                  REGISTERED   PER SHARE(1)    PRICE(1)      FEE(2)
--------------------------------------------------------------------------------

Common Stock
($.01 Par Value per share)   500,000        $4.25       $2,125,000      $591
================================================================================






----------
1 Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low prices for shares of Common Stock on June 24, 1999.

2 Pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, this Registration Statement contains a combined prospectus relating to the 500,000 shares registered hereby and 500,000 shares registered on April 28, 1995, pursuant to Registration Statement No. 33-58901. The previously paid filing fees associated with the referenced securities registered under Registration Statement No. 33-58901 are $1,629.18.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The  following  documents  have  been  filed  by  MicroAge,  Inc.  (the
"Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated herein by reference:

          1. Annual Report on Form 10-K for the fiscal year ended November 1, 1998;

          2. Quarterly Report on Form 10-Q for the fiscal quarter ending January 1, 1999;

          3. Quarterly Report on Form 10-Q for the fiscal quarter ending May 2, 1999;

          4.   Form 8-K dated February 19, 1999;

          5. The description of the Registrant's Common Stock included in Registration Statements on Form 8-A dated June 12, 1987 (as amended on August 5, 1993, March 28, 1994, December 30, 1994), and the description of the Registrant's Rights to Purchase Series C Junior Participating Preferred Stock on Form 8-A, dated December 30, 1994, as amended on April 4, 1999.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 of the Delaware General Corporation Law (the "DELAWARE GCL"), as amended from time to time ("SECTION 145"), which provides for indemnification of directors and officers of a corporation in certain circumstances. Under Article IX of the Registrant's Restated Certificate of Incorporation, as amended, and Article VII of the By-laws of the Registrant, the Registrant shall, to the fullest extent permitted by Section 145, indemnify all persons whom it may indemnify pursuant thereto. The provisions of Article VII of the By-laws of the Registrant and Article IX of the Registrant's Restated Certificate of Incorporation, among other matters, require the Registrant to indemnify certain persons to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment). Article VII of the By-laws of the Registrant and Article IX of the Registrant's Restated Certificate of Incorporation provide that the right to indemnification is a contract right and that advances of expenses incurred in defending a proceeding are mandatory, provided that if required by the Delaware GCL, the person seeking such advances furnishes an undertaking to the Registrant to repay all amounts so advanced if it shall be determined by a final adjudication that the person who received such expenses is not entitled to be indemnified. Article VII of the By-laws of the Registrant and
Article IX of the Registrant's Restated Certificate of Incorporation also expressly provide that any person claiming indemnification may sue the Registrant for payment of amounts due, that the Registrant in such case will have the burden of proving that the claimant has not met the standards of conduct which make it permissible to indemnify the person for the amount claimed under the Delaware GCL (except in the case of a claim for advancement of expenses, where the required undertaking, if any, has been tendered, in which case it shall not be a defense that the person has not met the applicable standards of conduct) and that neither the failure by the Registrant to have made a determination that indemnification is proper, nor an actual determination by the Registrant that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

         The Registrant currently maintains directors' and officers' liability insurance to supplement the protection provided in the Registrant's Restated Certificate of Incorporation, as amended and its By-laws and to fund certain payments that the Registrant may be required to make under any such provisions.

Such insurance is renewable annually and is subject to standard terms and conditions, including exclusions from coverage.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. NOT APPLICABLE.

ITEM 8. EXHIBITS.

Exhibit
  No.                                   Description
-------                                 -----------

4.1 Restated Certificate of Incorporation of MicroAge, Inc. (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended May 1, 1994)

4.2 By-Laws of MicroAge, Inc., amended and restated as of July 16, 1998 (Incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-62763, filed on September 2, 1998)

4.3.1 Amended and Restated Rights Agreement, dated as of September 28, 1994, between MicroAge, Inc. and First Interstate Bank of California (Incorporated by reference to Exhibit 1.1 to the Form 8-A filed January 13, 1994)

4.3.2 First Amendment, dated as of November 5, 1996, by and between MicroAge, Inc. and American Stock Transfer and Trust Company to Amended and Restated Rights Agreement, dated as of September 28, 1994, between MicroAge, Inc. and First Interstate Bank of California (Incorporated by reference to Exhibit 4.2.1 to the Annual Report on Form 10-K for year ended November 3, 1996)

4.3.3 Second Amendment, dated January 28, 1999, by and between MicroAge, Inc. and American Stock Transfer and Trust Company to Amended and Restated Rights Agreement, dated as of September 28, 1994, between MicroAge, Inc. and First Interstate Bank of California. (Incorporated by reference to Exhibit 4.2.3 to the Registration Statement on Form S-8 for year filed March 3, 1999)

5       Opinion of Snell & Wilmer L.L.P.

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent  of Snell & Wilmer  L.L.P.  (included  in the  opinion  filed as
        Exhibit 5).

24      Power of Attorney (included in signature pages).

99.1    MicroAge, Inc., 1995 Associate Stock Purchase Plan, as amended.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To  reflect in the  prospectus  any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material  information  with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on June 29, 1999.

                                       MICROAGE, INC.


                                       By: /s/ Jeffrey D. McKeever
                                          ------------------------------
                                          Jeffrey D. McKeever
                                          Chairman of the Board
                                          and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Jeffrey D. McKeever and James R. Daniel, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any additional amendments, including post-effective amendments to this Registration Statement.


     SIGNATURE                       TITLE                        DATE


/s/ Jeffrey D. McKeever       Director,                            June 29, 1999
----------------------------  Chairman of the Board and
    Jeffrey D. McKeever       Chief Executive Officer
                              (Principal Executive Officer)

/s/ Lynda M. Applegate
----------------------------
    Lynda M. Applegate        Director                             June 29, 1999


/s/ Cyrus F. Freidheim, Jr.
----------------------------
    Cyrus F. Freidheim, Jr.   Director                             June 29, 1999


/s/ Roy A. Herberger, Jr.
----------------------------
    Roy A. Herberger, Jr.     Director                             June 29, 1999

/s/ William H. Mallender
----------------------------
    William H. Mallender      Director                             June 29, 1999


/s/ Steven G. Mihaylo
----------------------------
    Steven G. Mihaylo         Director                             June 29, 1999


/s/ Dianne C. Walker
----------------------------
    Dianne C. Walker          Director                             June 29, 1999


/s/ James R. Daniel           Executive Vice President,            June 29, 1999
----------------------------  Chief Financial Officer
    James R. Daniel           and Treasurer
                              (Principal Financial Officer)

/s/ Raymond L. Storck         Vice President - Controller          June 29, 1999
----------------------------  and Assistant Treasurer
    Raymond L. Storck         (Principal Accounting Officer)